Exhibit 99.1

CareCloud Delivers Growth and Strong Cash Flow in Q1 2025, Advances AI and Acquisition Strategy

SOMERSET, N.J. May 6, 2025 (GLOBE NEWSWIRE) - CareCloud, Inc. (Nasdaq: CCLD, CCLDO), a leader in healthcare technology and generative AI solutions, today announced strong financial results for the three months ended March 31, 2025. CareCloud’s strategic execution, AI-driven innovation, and disciplined financial management have fueled a transformational turnaround, positioning the Company for sustained profitability and long-term growth. Management will discuss these results and the Company’s 2025 growth strategies in a live conference call today at 8:30 a.m. ET.

First Quarter 2025 Financial Highlights:

●	Revenue of $27.6 million, compared to $26.0 million in Q1 2024, an increase of 6% year-over-year
●	GAAP net income of $1.9 million, compared to a net loss of $241,000 in Q1 2024
●	Adjusted EBITDA of $5.6 million, compared to $3.7 million in Q1 2024, an increase of 52%
●	Adjusted net income of $2.3 million, or $0.05 per share
●	Cash balance of $6.8 million and net working capital of $11.7 million as of March 31, 2025

Recent Strategic Updates

●	AI Center of Excellence Launched: CareCloud launched its dedicated AI Center of Excellence, onboarding the first wave of over 50 AI professionals and aiming to scale to 500 AI specialists by fourth quarter 2025. The initiative is fully self-funded through operating cash flows.
●	Series A Preferred Stock Conversion Completed: Successfully converted 3.5 million Series A preferred shares into 26 million common shares, reducing the annual dividend commitment by approximately $7.7 million and strengthening cash flow and the capital structure.
●	Resumption of Preferred Dividends: Payments of preferred dividends resumed in February 2025.
●	Acquisition Strategy Reignited: Completed two strategic acquisitions in March and April 2025, with additional acquisition opportunities actively under evaluation.

Management Commentary:

“The launch of our AI Center of Excellence marks a pivotal moment in CareCloud’s evolution,” said A. Hadi Chaudhry, Co-CEO of CareCloud. “By building one of the largest dedicated healthcare AI teams globally, we believe we are creating real-world solutions to automate clinical workflows, optimize revenue cycle management, and improve patient outcomes. This initiative is intended to accelerate our operational efficiency as well as positioning CareCloud at the forefront of intelligent healthcare transformation — driving sustainable profitability and long-term growth for ourselves and the healthcare providers who use our services.”

“After record profits and a successful turnaround in 2024, we are excited to announce continued momentum and strength as we enter 2025,” said Co-CEO Stephen Snyder. “With two recent acquisitions and the launch of our AI Center of Excellence, CareCloud is not just responding to the market shift — we are intending to lead it.”

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“We are pleased to announce our fourth consecutive quarter of positive GAAP net income and an increase in revenue and adjusted EBITDA year over year,” said Norman Roth, Interim CFO and Corporate Controller of CareCloud. “We have resumed paying our Preferred Stock dividends monthly out of internally-generated free cash flow, while generating additional profits and cash flow to reinvest for future growth. To date we have declared six months of Preferred Stock dividends.”

Capital

On March 31, 2025, the Company had 984,530 shares of Series A Preferred Stock and 1,511,372 shares of non-convertible Series B Preferred Stock outstanding. As of March 31, 2025, the Series A and B shares both accrued dividends at the rate of 8.75% per annum, based on the $25.00 per share liquidation preference (equivalent to $2.1875 annually per share), and they are redeemable at the Company’s option once the preferred stock dividends are brought current.

2025 Guidance: Poised for Growth

CareCloud is reconfirming its earnings guidance for 2025, expecting:

For the Fiscal Year Ending December 31, 2025 Forward-Looking Guidance
Revenue	$111 – $114 million
Adjusted EBITDA	$26 – $28 million
Net Income Per Share (EPS)	$0.10 - $0.13

The Company continues to anticipate full year 2025 revenue of approximately $111 to $114 million. Revenue guidance is based on management’s expectations regarding revenue from existing clients, organic growth in new client additions and anticipated number of small tuck-in acquisitions.

Adjusted EBITDA is expected to be $26 to $28 million for full year 2025 and reflects improvements from the Company’s cost reduction efforts. EPS is expected to be $0.10 to $0.13 for full year 2025.

Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the first three months of 2025 results. The live webcast of the conference call and related presentation slides can be accessed at ir.carecloud.com/events. An audio-only option is available by dialing 201-389-0920 and referencing “CareCloud First Quarter 2025 Results Conference Call.” Investors who opt for audio-only will need to download the related slides at ir.carecloud.com/events.

A replay of the conference call and related presentation slides will be available approximately three hours after conclusion of the call at the same link. An audio-only option can also be accessed by dialing 412-317-6671 and providing the access code 13753440.

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Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “forecasts,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, manage and keep our information systems secure and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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About CareCloud

CareCloud (Nasdaq: CCLD, CCLDO) brings disciplined innovation and generative AI solutions to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), artificial intelligence (AI), business intelligence (BI), patient experience management (PXM) and digital health, at carecloud.com.

Follow CareCloud on LinkedIn, X and Facebook.

For additional information, please visit our website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Co-Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com

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CARECLOUD, INC.

 CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash	$6,805	$5,145
Accounts receivable - net	13,887	12,774
Contract asset	4,457	4,334
Inventory	609	574
Current assets - related party	16	16
Prepaid expenses and other current assets	2,843	1,957
Total current assets	28,617	24,800
Property and equipment - net	5,323	5,290
Operating lease right-of-use assets	3,097	3,133
Intangible assets - net	16,877	18,698
Goodwill	19,186	19,186
Other assets	456	507
TOTAL ASSETS	$73,556	$71,614
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,951	$4,565
Accrued compensation	2,865	1,817
Accrued expenses	5,002	4,951
Operating lease liability (current portion)	1,355	1,287
Deferred revenue (current portion)	1,297	1,212
Notes payable (current portion)	133	310
Contingent consideration (current portion)	47	-
Dividend payable	1,299	5,438
Total current liabilities	16,949	19,580
Notes payable	23	26
Contingent consideration	60	-
Operating lease liability	1,776	1,847
Deferred revenue	571	387
Total liabilities	19,379	21,840
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 984,530 and 4,526,231 shares at March 31, 2025 and December 31, 2024, respectively. Series B, issued and outstanding 1,511,372 shares at March 31, 2025 and December 31, 2024.	2	6
Common stock, $0.001 par value - authorized 85,000,000 shares. Issued 43,061,928 and 16,997,035 shares at March 31, 2025 and December 31, 2024, respectively. Outstanding 42,321,129 and 16,256,236 shares at March 31, 2025 and December 31, 2024, respectively	43	17
Additional paid-in capital	123,537	121,046
Accumulated deficit	(64,682)	(66,630)
Accumulated other comprehensive loss	(4,061)	(4,003)
Less: 740,799 common shares held in treasury, at cost at March 31, 2025 and December 31, 2024	(662)	(662)
Total shareholders’ equity	54,177	49,774
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$73,556	$71,614

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

($ in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2025	2024*
NET REVENUE	$27,632	$25,962
OPERATING EXPENSES:
Direct operating costs	15,464	15,177
Selling and marketing	1,131	1,770
General and administrative	4,332	3,721
Research and development	1,235	913
Depreciation and amortization	3,337	3,930
Restructuring costs	114	322
Total operating expenses	25,613	25,833
OPERATING INCOME	2,019	129
OTHER:
Interest income	42	27
Interest expense	(58)	(365)
Other (expense) income - net	(14)	7
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	1,989	(202)
Income tax provision	41	39
NET INCOME (LOSS)	$1,948	$(241)

Preferred stock dividend	2,811	1,312
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(863)	$(1,553)

Net loss per common share: basic and diluted	$(0.04)	$(0.10)
Weighted-average common shares used to compute basic and diluted loss per share	23,813,943	16,014,309

* Restated to include the preferred stock dividends earned, but not declared, during the three months ended March 31, 2024.

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CARECLOUD, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

($ in thousands)

	2025	2024
OPERATING ACTIVITIES:
Net income (loss)	$1,948	$(241)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,407	4,020
Lease amortization	480	509
Deferred revenue	269	58
Provision for expected credit losses	70	37
Foreign exchange gain	(1)	(11)
Interest accretion	107	168
Stock-based compensation expense (benefit)	108	(708)
Changes in operating assets and liabilities:
Accounts receivable	(1,183)	(111)
Contract asset	(105)	(361)
Inventory	(35)	(15)
Other assets	(908)	-
Accounts payable and other liabilities	956	721
Net cash provided by operating activities	5,113	4,066
INVESTING ACTIVITIES:
Purchases of property and equipment	(624)	(298)
Capitalized software and other intangible assets	(846)	(1,570)
Initial payment for acquisition	(40)	-
Net cash used in investing activities	(1,510)	(1,868)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(1,730)	-
Settlement of tax withholding obligations on stock issued to employees	(21)	(151)
Repayments of notes payable	(181)	(223)
Repayment of line of credit	-	(1,000)
Net cash used in financing activities	(1,932)	(1,374)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(11)	(17)
NET INCREASE IN CASH	1,660	807
CASH - Beginning of the period	5,145	3,331
CASH - End of the period	$6,805	$4,138
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of preferred stock and accrued dividends to common stock	$2,435	$-
Dividends declared, not paid	$1,299	$5
Purchase of prepaid insurance with assumption of note	$-	$96
Reclass of deposits for property and equipment placed in service	$-	$296
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$15	$6
Interest	$18	$295

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income (Loss)

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net income (loss).

	Three Months Ended March 31,
	2025	2024
	($ in thousands)
Net revenue	$27,632	$25,962

GAAP net income (loss)	1,948	(241)

Provision for income taxes	41	39
Net interest expense	16	338
Foreign exchange loss (gain) / other expense	19	(5)
Stock-based compensation expense (benefit)	108	(708)
Depreciation and amortization	3,337	3,930
Transaction and integration costs	12	12
Restructuring costs	114	322
Adjusted EBITDA	$5,595	$3,687

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Non-GAAP Adjusted Operating Income to GAAP Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating income and GAAP operating margin.

	Three Months Ended March 31,
	2025	2024
	($ in thousands)
Net revenue	$27,632	$25,962

GAAP net income (loss)	1,948	(241)
Provision for income taxes	41	39
Net interest expense	16	338
Other expense (income) - net	14	(7)
GAAP operating income	2,019	129
GAAP operating margin	7.3%	0.5%

Stock-based compensation expense (benefit)	108	(708)
Amortization of purchased intangible assets	89	840
Transaction and integration costs	12	12
Restructuring costs	114	322
Non-GAAP adjusted operating income	$2,342	$595
Non-GAAP adjusted operating margin	8.5%	2.3%

Non-GAAP Adjusted Net Income to GAAP Net Income (Loss)

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net income (loss) and GAAP net loss per share.

	Three Months Ended March 31,
	2025	2024
	($ in thousands)
GAAP net income (loss)	$1,948	$(241)

Foreign exchange loss (gain) / other expense	19	(5)
Stock-based compensation expense (benefit)	108	(708)
Amortization of purchased intangible assets	89	840
Transaction and integration costs	12	12
Restructuring costs	114	322
Non-GAAP adjusted net income	$2,290	$220

End-of-period common shares	42,321,129	16,118,492

Non-GAAP adjusted net income per share	$0.05	$0.01

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of March 31, 2025 and 2024.

	Three Months Ended March 31,
	2025	2024
GAAP net loss attributable to common shareholders, per share	$(0.04)	$(0.10)
Impact of preferred stock dividend	0.09	0.08
Net income (loss) per end-of-period share	0.05	(0.02)

Foreign exchange loss (gain) / other expense	0.00	0.00
Stock-based compensation expense (benefit)	0.00	(0.04)
Amortization of purchased intangible assets	0.00	0.05
Transaction and integration costs	0.00	0.00
Restructuring costs	0.00	0.02
Non-GAAP adjusted earnings per share	$0.05	$0.01

Net cash provided by operating activities to free cash flow

Set forth below is a reconciliation of our non-GAAP “free cash flow” to our GAAP net cash provided by operating activities.

	Three Months Ended March 31,
	2025	2024
	($ in thousands)
Net cash provided by operating activities	$5,113	$4,066

Purchases of property and equipment	(624)	(298)
Capitalized software and other intangible assets	(846)	(1,570)
Free cash flow	$3,643	$2,198

Net cash used in investing activities [1]	$(1,510)	$(1,868)
Net cash used in financing activities	$(1,932)	$(1,374)

1 Net cash used in investing activities includes purchases of property and equipment and capitalized software and other intangible assets, which are also included in our computation of free cash flow.

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

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Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for income taxes, net interest expense, foreign exchange loss (gain) / other expense, stock-based compensation expense (benefit), depreciation and amortization, transaction and integration costs, and restructuring costs.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income before stock-based compensation expense (benefit), amortization of purchased intangible assets, transaction and integration costs, and restructuring costs, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before foreign exchange loss (gain) / other expense, stock-based compensation expense (benefit), amortization of purchased intangible assets, transaction and integration costs, and restructuring costs, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period.

Management defines “free cash flow” as the sum of net cash provided by operating activities less cash used for purchases of property and equipment and cash used to develop capitalized software and other intangible assets.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange loss (gain) / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense (benefit). Stock-based compensation expense (benefit) is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

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Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring costs primarily consist of severance and separation costs associated with the optimization of the Company’s operations and profitability improvements. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Free cash flow. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company’s financial performance. Free cash flow should be considered in addition to, rather than as a substitute for, consolidated net operating results as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.

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